Exhibit 99.1

1ST COLONIAL BANCORP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. You, the shareholder signing this proxy card, hereby appoint Mary Kay Shea, as proxyholder, with the power to represent and vote, as designated on this card, all of the shares that you are entitled to vote at the Special Meeting of Shareholders of 1st Colonial Bancorp, Inc. (“1st Colonial”) to be held virtually via live webcast at 10:00 a.m. Eastern Time on February 11, 2026 (the “1st Colonial Special Meeting”), and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF NO DIRECTION IS MADE, YOU WILL BE DEEMED NOT TO HAVE CAST A VOTE WITH RESPECT TO THE 1ST COLONIAL MERGER PROPOSAL AND THE 1ST COLONIAL ADJOURNMENT PROPOSAL (ASSUMING THE PRESENCE OF A QUORUM), HOWEVER, IN THE ABSENCE OF A QUORUM, ABSTENTIONS WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE 1ST COLONIAL ADJOURNMENT PROPOSAL. THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE MEETING. THE 1ST COLONIAL BANCORP BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 1ST COLONIAL MERGER PROPOSAL AND FOR THE 1ST COLONIAL ADJOURNMENT PROPOSAL. 1. To approve and adopt the Agreement and Plan of Merger by and between Mid Penn Bancorp, Inc. and 1st Colonial, dated September 24, 2025, as amended (the “Merger Agreement”), and the transactions contemplated by the Merger Agreement.: □ For □ Against □ Abstain 2. To adjourn the 1st Colonial Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the 1st Colonial Special Meeting to approve and adopt the Merger Agreement or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to 1st Colonial shareholders.: □ For □ Against □ Abstain YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY VOTE YOUR SHARES. I/we hereby acknowledge the receipt, prior to the signing of this Proxy, of a Notice of Special Meeting of Shareholders and an attached Proxy Statement for the Special Meeting. DATE: _______________________, 2026 __________________________________ Signature __________________________________ Signature Please sign exactly as your name appears above and print the date on which you sign the proxy in the spaces provided above. If signed on behalf of a corporation, please sign in corporate name by an authorized officer. If signing as a representative, please give full title as such. For joint accounts, only one owner is required to sign.

Voting Instructions You may vote your proxy in the following ways: Via Internet: Login to https://annualgeneralmeetings.com/fcobsp2026/ Enter your control number (12 digit number located below) Via Mail: Pacific Stock Transfer Company Proxy Department 6725 Via Austi Parkway, Suite 300 Las Vegas, Nevada 89119 Please retain your Control Number. CONTROL NUMBER You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., EDT, on February 10, 2026. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.